================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (s)240.14a-11(c) or (s)240.14a-12

                        BIOJECT MEDICAL TECHNOLOGIES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

================================================================================

                        BIOJECT MEDICAL TECHNOLOGIES INC.
                      211 SOMERVILLE ROAD, ROUTE 202 NORTH
                              BEDMINSTER, NJ 07921

August 8, 2002


Dear Shareholders:

You are cordially invited to attend the 2002 annual meeting of the shareholders of BIOJECT MEDICAL TECHNOLOGIES INC., to be held at The Westin Portland, 750 S.W. Alder Street, Portland, Oregon 97205, on Thursday, September 19, 2002 at 9:00 a.m., Pacific Daylight Time.

The matters to be acted upon at the meeting are as follows:

     (i)    to elect two members of the Board of Directors;

     (ii)   to approve the Company's 2002 Restated Articles of Incorporation;
            and

     (iii) to transact such other business as may properly come before the meeting.

These matters are more fully described in the accompanying proxy statement.

We believe the annual meeting provides an excellent opportunity for shareholders to become better acquainted with Bioject and its board members and officers. Although we would like very much to have each shareholder attend the 2002 meeting, we realize this is not possible. Whether or not you plan to be present at the meeting, it is important that your shares be represented. Therefore, we urge you to complete, sign and return the enclosed proxy as soon as possible.

If you return your proxy promptly, you can help us avoid the expense of follow-up mailings to ensure a quorum so that the meeting can be held. If you decide between now and September that you can attend the meeting in person, you may revoke your proxy at that time and vote your shares at the meeting.

We appreciate your continued support of Bioject and look forward to either greeting you personally at the meeting or receiving your proxy.


                                            Sincerely,




                                            ------------------------------------
                                            James C. O'Shea
                                            Chairman of the Board, President
                                            and Chief Executive Officer

                        BIOJECT MEDICAL TECHNOLOGIES INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


NOTICE IS HEREBY GIVEN that the annual meeting (the "Meeting") of the shareholders of BIOJECT MEDICAL TECHNOLOGIES INC. (the "Company") will be held on Thursday, September 19, 2002, at 9:00 a.m., Pacific Daylight Time, at The Westin Portland, 750 S.W. Alder Street, Portland, Oregon 97205 for the following purposes:

     (i)    to elect two members of the Board of Directors;

     (ii)   to approve the Company's 2002 Restated Articles of Incorporation;
            and

     (iii) to transact such other business as may properly come before the meeting.

These matters are more fully described in the proxy statement accompanying this Notice.

Accompanying this Notice of Meeting is a proxy statement and a form of proxy, together with the annual report of the Company, containing the management discussion and analysis, the consolidated financial statements for the year ended March 31, 2002, and the auditors' report on the financial statements. Only holders of common stock of record at the close of business on July 19, 2002, will be entitled to vote at the Annual Meeting of Shareholders and any adjournments thereof.

Shareholders who are unable to attend the Meeting in person are requested to complete, sign, date and return the enclosed form of proxy directly to American Stock Transfer and Trust Co., postage prepaid. A proxy will not be valid unless it is received at the office of American Stock Transfer and Trust Co., 59 Maiden Lane, New York, New York 10038 before the time fixed for the Meeting.


                      DATED at Portland,Oregon, this 8th day of August 2002.

                      BY ORDER OF THE BOARD




                      ----------------------------------------------------------
                      James C. O'Shea
                      Chairman of the Board, President
                      and Chief Executive Officer

                        BIOJECT MEDICAL TECHNOLOGIES INC.

                                TABLE OF CONTENTS



MANAGEMENT SOLICITATION............................................................    1

APPOINTMENT AND REVOCABILITY OF PROXIES............................................    1

VOTING OF PROXIES..................................................................    1

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF....................................    2

EQUITY COMPENSATION PLAN INFORMATION...............................................    3

PROPOSAL #1:  ELECTION OF DIRECTORS................................................    4
     Directors Compensation........................................................    6
     Meetings and Committees of the Board of Directors.............................    7
     Audit Committee Report........................................................    7

EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS......................................    8
     Biographical Information......................................................    8
     Executive Compensation........................................................   10
     Grant of Stock Options........................................................   11
     Option Exercises and Fiscal Year End Values...................................   12
     Employment Contracts..........................................................   12
     Section 16(a) Beneficial Ownership Reporting Compliance.......................   13

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION.........................   14

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION........................   15

STOCK PERFORMANCE CHART............................................................   16

PROPOSAL #2:  TO APPROVE THE COMPANY'S 2002 RESTATED ARTICLES OF INCORPORATION.....   17

OTHER MATTERS TO BE ACTED UPON.....................................................   20

SHAREHOLDER PROPOSAL AND NOMINATION PROCEDURES FOR THE MEETING.....................   20

ANNUAL REPORT AND INCORPORATION BY REFERENCE.......................................   21

INDEPENDENT ACCOUNTANTS............................................................   21

PROPOSALS OF SHAREHOLDERS FOR THE 2003 ANNUAL MEETING OF SHAREHOLDERS..............   22

                        BIOJECT MEDICAL TECHNOLOGIES INC.
                                 PROXY STATEMENT
                                 AUGUST 8, 2002

                             MANAGEMENT SOLICITATION

This proxy statement and accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of BIOJECT MEDICAL TECHNOLOGIES INC. (the "Company"), for use at the annual meeting (the "Meeting") of shareholders of the Company to be held on September 19, 2002, at the time and place and for the purposes set forth in the Notice of Meeting.

The form of proxy accompanying this proxy statement is solicited by the Board of Directors of the Company. Proxies may be solicited by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. In addition, the Company has retained the services of Allen Nelson & Co. to assist in the solicitation of proxies. Proxies may be solicited personally or by mail, telephone, telex, facsimile, telegraph or messenger. The Company estimates it will pay Allen Nelson & Co. its customary and reasonable fees not expected to exceed $10,000, plus reimbursement of certain out-of-pocket expenses, for its services in soliciting proxies. The Company will also pay persons holding shares of the common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding soliciting materials to their principals. The cost of this solicitation will be borne directly by the Company.

The approximate mailing date of the Notice of Meeting, proxy statement and form of proxy is August 8, 2002.

                     APPOINTMENT AND REVOCABILITY OF PROXIES

The persons named in the accompanying form of proxy are officers of the Company.

In addition to revocation in any other manner permitted by law, a proxy may be revoked by:

     (i) signing another proxy bearing a later date and depositing it in the manner set forth in the Notice of Meeting;

     (ii) signing and dating a written notice of revocation (in the same manner as a proxy is required to be executed) and either depositing it in the manner set forth in the Notice of Meeting at any time before the time fixed for the Meeting or an adjournment thereof or with the chairman of the Meeting on the day of the Meeting or an adjournment thereof; or

     (iii) attending the Meeting or an adjournment thereof, and casting a ballot in person.

Such revocation will have effect only in respect of those matters that have not already been acted upon. Additional proxy forms may be obtained by calling or writing to American Stock Transfer & Trust Co., Shareholder Services, 59 Maiden Lane, Plaza Level, New York, NY 10038. Telephone: (800) 937-5449.

                                VOTING OF PROXIES

The securities represented by the proxy will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for, and if the shareholder specifies a choice with respect to any matter to be acted upon, the securities shall be voted accordingly. The form of proxy confers authority upon the named proxy holder with respect to matters identified in the accompanying Notice of Meeting. If a choice with respect to such matters is not specified, it is intended that James C. O'Shea and John Gandolfo, the persons designated by management in the form of proxy, will vote the securities represented by the proxy in favor of each matter identified in the proxy statement and for election of the nominees named in this proxy statement to the Board of Directors. The proxy confers discretionary authority upon the named proxy holder with respect to amendments to or variations in matters identified in the accompanying Notice of Meeting and other matters, which may properly come before the Meeting.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The voting securities of the Company consist of common stock, without par value (the "common stock"). The Record Date has been fixed in advance by the directors as July 19, 2002, for the purpose of determining shareholders entitled to notice of and to vote at the Meeting. Each share issued at the time of the Record Date carries the right to one vote at the Meeting. As of July 19, 2002, a total of 10,598,826 shares of the Company's common stock were issued and outstanding.

The following tables set forth certain information concerning the beneficial ownership of the Company's common stock at July 19, 2002, by: (i) each person known by the Company to own beneficially more than 5 percent of the outstanding capital stock of the Company; (ii) each of the directors and named executive officers; and (iii) all directors and executive officers as a group.

                                                            NUMBER OF
                                                             SHARES            PERCENTAGE
                                                           BENEFICIALLY       BENEFICIALLY
 NAME OF BENEFICIAL OWNER                                  OWNED (1)(2)           OWNED
 ------------------------------------------------           ---------           ---------
 Elan Pharmaceutical Investments, Ltd. (3)                  3,194,470             23.2%
   Flatt Smiths SL04
   Bermuda
 Mazama Capital Management, Inc. (4)                        1,621,600             15.3%
   One S.W. Columbia, Suite 1860
   Portland, Oregon 97258
 Edward L. Flynn                                              430,012              4.0%
 James C. O'Shea                                              234,200              2.2%
 Richard J. Plestina                                           76,570                *
 J. Michael Redmond                                            62,230                *
 John Gandolfo                                                 52,000                *
 John Ruedy, M.D                                               47,760                *
 Michael  A. Temple                                            47,155                *
 Richard R. Stout                                              46,515                *
 Eric T. Herfindal                                             33,000                *
 Grace Keeney Fey                                              27,450                *
 William A. Gouveia                                            14,000                *
 Sandra Panem, Ph.D                                            13,000                *
 All Directors and Executive Officers as a Group
(15 persons)                                                1,121,669            10.04%

-----------------------
*       Less than one percent.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options currently exercisable or exercisable within 60 days of July 19, 2002 are deemed outstanding for computing the percentage ownership of the person holding the options but not deemed outstanding for computing the percentage of ownership of any other person. Except as indicated, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2) Includes options currently exercisable or exercisable within 60 days after July 19, 2002 for shares of the Company's common stock as follows:

        NAME                                        SHARES SUBJECT TO OPTIONS
        --------------------------------------      -------------------------
        Edward L. Flynn                                      12,500
        James C. O'Shea                                     214,544
        Richard J. Plestina                                  25,000
        J. Michael Redmond                                   52,127
        John Gandolfo                                        50,000
        John Ruedy, M.D.                                     30,250
        Michael A. Temple                                    41,666
        Richard R. Stout                                     41,515
        Eric T. Herfindal                                    25,000
        Grace Keeney Fey                                     23,750
        William A. Gouveia                                   14,000
        Sandra Panem, Ph.D.                                   8,500
        All Directors and Executive Officers
         as a Group                                         574,321

(3) Includes warrants to purchase 505,334 shares of common stock, which are presently exercisable. Also includes 952,738 shares of Series A Convertible Preferred Stock, convertible into 1,905,476 shares of common stock, and 391,830 shares of Series C Convertible Preferred Stock, convertible into 783,660 shares of common stock, both of which are presently convertible.

(4) Information provided as of June 13, 2002 in a Schedule 13G filed by the shareholder.

                      EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes equity securities authorized for issuance as of March 31, 2002.

                                NUMBER OF                                       NUMBER OF SECURITIES
                             SECURITIES TO BE                                 REMAINING AVAILABLE FOR
                               ISSUED UPON            WEIGHTED AVERAGE         FUTURE ISSUANCE UNDER
                               EXERCISE OF           EXERCISE PRICE OF          EQUITY COMPENSATION
                               OUTSTANDING              OUTSTANDING              PLANS (EXCLUDING
                            OPTIONS, WARRANTS        OPTIONS, WARRANTS        SECURITIES REFLECTED IN
PLAN CATEGORY                 AND RIGHTS (a)           AND RIGHTS (b)              COLUMN (a)(c))
----------------------     ------------------        -----------------        -----------------------
Equity compensation
plans approved
by shareholders (1)             1,813,550                    $7.66                     689,419

Equity compensation
plans not approved by
shareholders (2)                  175,049                     5.40                          --
                                ---------                ---------                   ---------
  Total                         1,988,599                    $7.46                     689,419
                                =========                =========                   =========

        (1) Represents 560,069 shares of common stock available for issuance under the Company's 1992 Stock Incentive Plan and 129,350 shares of common stock available for purchase under the Company's 2000 Employee Stock Purchase Plan. Under the terms of 1992 Stock Incentive Plan, a committee of the Board of Directors may authorize the sales of common stock, grant incentive stock options or nonstatutory stock options, and award stock bonuses and stock appreciation rights to eligible employees, officers and directors and eligible non-employee agents, consultants, advisers and independent contractors of the Company or any parent or subsidiary.

        (2) The Company has issued warrants to purchase an aggregate of 175,049 shares of common stock to various non-employee consultants. The warrants are fully exercisable and have grant dates ranging from October 1997 to August 2002, terms ranging from three years to five years and exercise prices ranging from $2.80 to $13.50.

                       PROPOSAL #1: ELECTION OF DIRECTORS

The Amended and Restated Articles of Incorporation of the Company provide for the holders of common stock to elect the Class One members of the Board of Directors at the 2002 Meeting. Directors hold office for three years or until their successors have been elected and qualified. The Board is divided into three classes. There are no family relationships between any of the directors or executive officers of the Company.

At this Meeting, two persons will be nominated to serve as Class One directors until the Annual Meeting in 2005 and until their successors are elected and duly qualified. The Class One nominees are Messrs. Edward L. Flynn and William A. Gouveia.

The presence in person or by proxy of holders of record of a majority of the outstanding common stock is required to constitute a quorum for the transaction of business at the Meeting. If a quorum is present, the two nominees for election to the Board of Directors who receive the greatest number of votes cast at the Meeting shall be elected directors. Votes may be cast for or withheld from each nominee. Abstentions from voting or non-voting by brokers will have no effect on the outcome of the vote.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE CLASS
                           ONE NOMINEES LISTED BELOW.

The Board of Directors is currently composed of eight members, one of whom is an employee of the Company. The following table sets forth the names, ages and certain other information concerning the Company's current directors.


                                                                                    YEAR         CURRENT
                                                                                   ELECTED        TERM
NAME                           CLASS      AGE                POSITION              DIRECTOR      EXPIRES
----                           -----      ---                --------              --------      --------
Edward L. Flynn                  1         67        Director (a)(c)                 1999          2002
William A. Gouveia               1         60        Director (b)(c)                 1994          2002

Grace Keeney Fey                 2         56        Director (c)(d)                 1995          2003
Eric T. Herfindal                2         61        Director (a)(c)                 1996          2003
Richard J. Plestina              2         56        Director (a)(b)(d)              1997          2003

James C. O'Shea                  3         57        Chairman, Chief Executive       1995          2004
                                                     Officer and President
Sandra Panem, Ph.D.              3         56        Director (c)(d)                 2001          2004
John Ruedy, M.D.                 3         70        Director (a)(b)                 1987          2004

----------

(a) Member of Compensation Committee
(b) Member of Nominating Committee
(c) Member of Audit Committee
(d) Member of Ad Hoc-Financing Committee

NOMINEES FOR DIRECTOR TO BE ELECTED BY SHAREHOLDERS FOR A THREE-YEAR TERM EXPIRING IN 2005

EDWARD L. FLYNN was elected a director of the Company in September 1999. Since 1972, Mr. Flynn has been owner and Chief Executive Officer of Flynn Meyer Company, a restaurant industry management company. From 1958 to 1972, Mr. Flynn was a securities broker with Merrill Lynch Pierce Fenner and Smith. He serves as a member of the board of directors of Citri-Lite Co. Inc., a soft drink company, and of TGCI Industries, a geophysical service company primarily conducting three dimensional seismic surveys for companies engaged in oil and gas exploration.

WILLIAM A. GOUVEIA was elected a director of the Company in January 1994. Mr. Gouveia has served as Director of Pharmacy at Boston's Tufts-New England Medical Center since 1972. He holds a faculty appointment as Associate Professor of Medicine at Tufts University School of Medicine (1977), and serves on the faculty of the Massachusetts College of Pharmacy and Health Sciences, and at Northeastern University's Bouve College of Health Sciences. He holds an M.S. in Hospital Pharmacy from Northeastern University (1966). He has published over 100 articles in leading healthcare journals, as well as numerous book chapters, and has delivered presentations at U.S. and international health care organizations and colleges. He is a Fellow of the American Society of Health-System Pharmacists (ASHP) and has served as Board member of the ASHP.

DIRECTORS WHOSE TERMS EXPIRE IN 2003

GRACE K. FEY, CFA, was elected a director of the Company in October 1995. Ms. Fey is currently an Executive Vice President and Director of Frontier Capital Management Company ("Frontier Capital"), a $4.8 billion investment management firm located in Boston, Massachusetts. Ms. Fey joined Frontier Capital in 1988 to spearhead the firm's efforts in the wealthy individual and smaller institutional areas. She currently manages this division for Frontier Capital, which has over $600 million in assets, as well as manages the Large Capitalization Institutional portfolios. Ms. Fey is a Chartered Financial Analyst and is a member of the Association for Investment Management and Research and the Boston Security Analysts Society. Ms. Fey is Chairman of the Board of Directors of Zoo New England, Chairman of the Board of Trustees of the University of Massachusetts, a member of the Board of Trustees of the Huntington Theatre, a Director of the Commonwealth Institute and an Overseer of the Boston Center for Adult Education.

ERIC T. HERFINDAL has served as a director of the Company since September 1996. He is currently President and CEO of National Oncology Alliance, Inc., a company that provides business, clinical, technology and management services to community based oncology practices. Previously, he was Executive Vice President of OnCare Inc., an oncology physician practice management company. Prior to joining OnCare, he was Sr. Vice President of Axion, an oncology focused healthcare company. He served for over 20 years as a Professor of Clinical Pharmacy, School of Pharmacy, at the University of California Medical Center in San Francisco, where he is currently a Professor Emeritus. He holds a Doctorate in Pharmacy from the University of California, San Francisco, and a Masters in Public Health from the University of California, Berkeley. He is the author of numerous articles in professional journals and is the editor of a number of books in the field of pharmacy and therapeutics, including the TEXTBOOK OF
THERAPEUTICS: DRUG AND DISEASE MANAGEMENT, currently in its seventh edition. Dr. Herfindal has been active in various professional organizations, serves on a number of editorial and advisory boards, and is a frequent lecturer at national and international healthcare meetings.

RICHARD J. PLESTINA was elected a director of the Company in April 1997. Since 1986, Mr. Plestina has served as President of Quelah Corporation, NW, a family owned investment firm. In 1988, he was a consultant for Cologon, Inc. DBA Alpine Glass Company, a large commercial and residential glass company. From 1979 to 1986, he was an Executive Vice President of Orion Capital Corporation, a multi-line insurance company, and President of EBI Companies, which was acquired by Orion Corporation in 1979. From 1974 to 1979 he served as the Vice President and Marketing Manager of EBIC. Mr. Plestina has served previous directorships for Orion Capital Corporation, EBI Companies, Associated Oregon Industries and Northwest Employer's Council.

DIRECTORS WHOSE TERMS EXPIRE IN 2004

JAMES C. O'SHEA has served as Chairman, President and Chief Executive Officer of the Company since March 1995. Prior to joining Bioject, he was President and Chief Operating Officer of Biopure Corporation, a developer of red blood cell substitutes. Prior to 1989, Mr. O'Shea was Executive Vice President of Marketing and Scientific Affairs at Delmed Inc., a manufacturer of peritoneal dialysis solutions and parenteral products. He is a member of the Board of Directors of PSC, Inc., serving as Chairman of the Compensation Committee and previously serving as Chairman of the Executive Committee.

SANDRA PANEM, PH.D. became a director in 2001. She is a partner in Cross Atlantic Partners, Inc., an investment company specializing in biotechnology and healthcare. Prior to 1999, Dr. Panem was President of Vector Fund Management, L.P., which focused on later-stage companies. Prior to this, Dr. Panem served as Vice President and Portfolio Manager for the Oppenheimer Global BioTech Fund, a mutual fund that invested in public and private biotechnology companies. Prior to joining Oppenheimer, Dr. Panem was a Vice President at Salomon Brothers Venture Capital, a fund focused on early and later-stage life sciences and technology investments. Dr. Panem serves on the boards of directors of Martek Biosciences, Inc. (MATK) and several private companies.

JOHN RUEDY, MDCM. FRCPC, LLD (hon) has served as a director of the Company since 1987. Dr. Ruedy, a physician specialist in internal medicine and clinical pharmacology, has served in a number of key academic positions including Chair of the Department of Pharmacology and Therapeutics, McGill University, Head of the Department of Medicine at St. Paul's Hospital, Vancouver, a teaching hospital of the University of British Columbia, and from 1992-1999 as Dean of the Faculty of Medicine, Dalhousie University. He currently serves as Vice President, Academic Affairs, Capital District Health Authority, Halifax, Nova Scotia, the major clinical teaching facility of the Faculty of Medicine, Dalhousie University. He has extensive experience in clinical trials of drugs and has served on a number of Canadian and international committees dealing with regulatory issues concerning new drugs and devices. He currently is Chairman of the Board of Person to Person Health Care, a tele technology company based in Nova Scotia, Canada.

DIRECTOR COMPENSATION

The Company pays its directors no annual cash or per meeting compensation for services. Under the terms of the 1992 Stock Incentive Plan, each non-employee director is automatically awarded an option to purchase 3,500 shares of the Company's common stock as a retainer immediately following the close of each annual shareholders' meeting, 1,000 shares for each board meeting attended (4,000 share maximum per calendar year) and 2,000 shares for service as a committee chair, at an exercise price equal to the fair market value on the date of the grant. Such options are vested and exercisable with respect to one-half of the shares at six months from the date of grant with the remaining shares vested and exercisable six months thereafter. The options expire eight years after grant unless previously exercised or terminated due to termination of service. The following table summarizes the options granted to each of the non-employee directors during fiscal 2002.

                              SHARES COVERED BY      WEIGHTED AVERAGE
NAME                           OPTIONS GRANTED        EXERCISE PRICE
-------------------------     ------------------     -----------------
Grace Keeney Fey                  4,500                 $11.99
Edward L. Flynn                   7,500                   9.80
William A. Gouveia                8,500                  10.12
Eric T. Herfindal                 9,500                  10.26
Sandra Panem, Ph.D                5,500                  11.91
Richard J. Plestina               8,500                  11.07
John Ruedy, M.D                   8,500                  11.07

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

There were eight meetings of the Board of Directors and five actions by written consent during fiscal 2002. Each of the directors, except Mss. Fey and Panem, attended at least 75% of all of the meetings of the Board of Directors and committees on which they served.

There are four standing committees of the Board of Directors: the Audit Committee, the Compensation Committee, the Nominating Committee and the Ad Hoc-Financing Committee.

The Audit Committee meets with the Company's independent accountants to review the scope and findings of the annual audit and accounting policies and procedures of the Company, which are then reported by the committee to the directors of the Company. The Audit Committee met three times during fiscal 2002. The members of the Audit Committee are Mss. Fey and Panem and Messrs. Flynn, Gouveia and Herfindal (committee chair).

The Compensation Committee administers the 1992 Stock Incentive Plan and cash compensation for the executive officers. The Compensation Committee met three times and took action pursuant to six written consents during fiscal 2002. The members of the Compensation Committee are Messrs. Flynn, Herfindal, Plestina and Ruedy (committee chair).

The Nominating Committee reviews and recommends to the full Board nominees for directors of the Company to be submitted for election at the next annual shareholders' meeting. The Nominating Committee has not put in place a procedure for considering nominees recommended by shareholders. The Nominating Committee did not meet during fiscal 2002. The members of the Nominating Committee are Messrs. Gouveia (committee chair), Plestina and Ruedy.

The Ad Hoc Financing Committee monitors the Company's cash reserves and develops strategies for procuring additional capital. The Ad Hoc Financing Committee did not meet during fiscal 2002. The members of the Ad Hoc Financing Committee are Mss. Fey and Panem and Mr. Plestina (committee chair).

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors reports to the Board and is comprised of five directors, all of whom meet independence requirements under current Nasdaq Stock Market corporate governance standards. The Audit Committee's activities are governed by a written charter, which was adopted by the Board in May 2000.

Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

In discharging its responsibilities, the Audit Committee and its individual members have met with management and Bioject's independent auditors, KPMG LLP, to review the Company's accounting functions, the audited financial statements for the fiscal year ended March 31, 2002, and the audit process. The Audit Committee discussed and reviewed with its independent auditors all matters that the independent auditors were required to communicate and discuss with the Audit Committee under applicable auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, regarding communications with audit committees. Audit Committee members also discussed and reviewed the results of the independent auditors' examination of the financial statements, the quality and adequacy of the Company's internal controls, and issues relating to auditor independence. The Audit Committee has obtained a formal written statement relating to independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committee," and discussed with the auditors any relationships that may impact their objectivity and independence.

Based on its review and discussions with management and the Company's independent auditors, the Audit Committee recommended to the Board that the audited Financial Statements be included in Bioject's Annual Report on Form 10-K for the fiscal year ended March 31, 2002, for filing with the United States Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:
Grace Keeney Fey
Edward L. Flynn
William A. Gouveia
Eric T. Herfindal
Sandra Panem, Ph.D.

                  EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS

The following individuals comprise the executive officers of the Company:

NAME                         AGE                         POSITION                              OFFICER SINCE
----                         ---                         --------                              -------------
James C. O'Shea               57     Chairman, Chief Executive Officer and President               1995
John Gandolfo                 41     Chief Financial Officer and Vice President, Finance           2001
Michael A. Temple             52     Executive Vice President and General Manager                  2001
Eric Mishkin, Ph.D.           51     Senior Vice President and Chief Scientific Officer            2002
Christopher Pugh              35     Vice President, Business Development                          2002
J. Michael Redmond            42     Vice President, Business Development                          1996
Ricky Richardson              40     Vice President, Product Development                           2002
Richard R. Stout, M. D.       49     Vice President, Clinical Affairs                              1994

BIOGRAPHICAL INFORMATION

JAMES C. O'SHEA. Please see biography information in section "ELECTION OF DIRECTORS."

JOHN GANDOLFO joined Bioject in October 2001 as Chief Financial Officer and Vice President, Finance. Mr. Gandolfo has more than 15 years of experience as a chief financial officer of publicly held and private businesses with a primary focus in the medical sector. Prior to joining Bioject, Mr. Gandolfo was the Chief Financial Officer of Xceed, Inc. from November 1999 through September 2000 and of Capital Access Network, Inc. from September 2000 through September 2001. From April 1994 through November 1999, Mr. Gandolfo was Chief Financial Officer and Chief Operating Officer of Impath, Inc., a publicly-held, cancer-focused healthcare information company. Mr. Gandolfo's additional experience includes chief financial officer of Medical Resources, Inc., Xceed Inc., and Capital Access Network. A graduate of Rutgers University, Mr. Gandolfo is a certified public accountant who began his professional career at Price Waterhouse.

MICHAEL A. TEMPLE joined Bioject as Executive Vice President and General Manager in August 2001. From August 1999 to August 2001, Mr. Temple was founder and CFO of Upright Systems Inc., an internet infrastructure company. From April 1998 to August 1999, he was Bioject's Chief Financial Officer. From December 1996 until January 1998, Mr. Temple was Chief Financial Officer for Graziano Produce Co., a northwest regional fresh produce processor. From October 1993 until November 1996 he was Vice President of Finance and Chief Financial Officer for Instromedix Inc., an Oregon-based medical technology company that designed and manufactured transtelephonic cardiac event monitors. From April 1989 until September 1993 he was Vice President of Finance and Chief Financial Officer for the Yoshida Group, an Oregon-based group of companies with business activities in manufacturing, logistics and real estate development. Prior to joining the Yoshida Group, Mr. Temple was a principal in the accounting and business advisory services practice of Laventhol & Horvath, a national public accounting firm.

ERIC MISHKIN, PH.D. joined Bioject as Senior Vice President and Chief Scientific Officer in June 2002. Dr. Mishkin has more than 15 years of experience in Biomedical Research and Development in academic and industrial settings with a primary focus in vaccine R&D. From August 1999 through May 2002, Dr. Mishkin was Director of Immunology Research of Wyeth-Ayerst Research, the biopharmaceutical division of American Home Products Company where he led viral vaccine Discovery Research efforts. Dr. Mishkin's additional healthcare experience includes Associate Director and Department Head of Viral Vaccine Immunology for Wyeth-Lederle Vaccines and Pediatrics from May 1995 through August 1999, Group Leader of Viral Vaccine Immunology Research for Lederle-Praxis Biologics from January 1992 through May 1995 and various research positions in the Department of Viral Vaccine Research and Development for Lederle-Praxis Biologicals from July 1987 through January 1992. Dr. Mishkin received his B.A. from Hofstra University and his M.S. and Ph.D. (1982, Parasitology) from the University of Connecticut. Dr Mishkin served as a Post-Doctoral Fellow and Research Faculty member in the Departments of Pharmacology/Toxicology and Microbiology/Immunology at The Medical College of Virginia, Virginia Commonwealth University, January 1, 1983 through June 1987.

CHRISTOPHER PUGH joined Bioject as Vice President of Business Development in May 2002. Mr. Pugh has over ten years experience in pharmaceuticals. From November 1998 to May 2002 he was Director of Business Development at Guilford Pharmaceuticals. From July 1996 to September 1998 Mr. Pugh was Project Manager at Merck & Co. Mr. Pugh was a Group Product Manager at SmithKline Beecham from June 1991 to July 1996. Mr. Pugh started his career in sales for Proctor & Gamble Pharmaceuticals. He holds a Council of National Academics Awards MSc from University of West England (Bristol) with research at University of Cambridge. He holds an undergraduate degree in Zoology and Psychology from Swansea University, UK.

J. MICHAEL REDMOND joined Bioject in February 1996 as Vice President of Sales and Marketing. He was appointed Vice President of Business Development in February 1998. Mr. Redmond has over fifteen years experience in medical marketing and product sales. Prior to joining Bioject he was Director of Business Development and Director of Sales and Marketing for Kollsman Manufacturing Company. Kollsman is a private label developer and manufacturer of medical instrumentation. He also held various sales and marketing positions with Abbott Laboratories Diagnostic division.

RICKY RICHARDSON was promoted to Vice President of Product Development in June 2002. Mr. Richardson joined Bioject as a Senior Manufacturing Engineer in October 1994. From August 1996 to September 1999 he served as Manufacturing Manager. In September 1999 he was promoted to Vice President of Manufacturing. In October 2000, he was promoted to Vice President of Operations. From May 1991 to October 1994 he was employed as a Quality Engineer and Production Supervisor with Baxter Healthcare. From 1987 to April 1991, Mr. Richardson was a Manufacturing Supervisor at Texas Instruments. From 1984 to 1987 he was a Lieutenant, Field Artillery, with the U.S. Army. He holds a Bachelor's degree in engineering from the U.S. Military Academy, West Point, NY.

RICHARD R. STOUT, M.D. joined Bioject in April 1994 as Director of Clinical and Regulatory Affairs. He was promoted to Vice President of Clinical Affairs in December 1994. From 1992 to 1993 he was the Director of Clinical and Regulatory Affairs at EndoVascular Instruments, Inc., a developer of surgical devices and methods for endarterectomy and intraluminal graft placement. Dr. Stout acted as the Manager of Tachycardia Clinical Studies at Telectronics Pacing Systems from 1990 to 1992, an international medical device company involved in manufacturing and distributing cardiac pacemakers and implantable defibrillators. From 1987 to 1989, Dr. Stout was Director of Medical Programs at Biotronic Inc., also a manufacturer and distributor of implantable cardiac pacemakers.

EXECUTIVE COMPENSATION

The following table sets forth the cash compensation paid by the Company to its Chief Executive Officer and to the other executive officers having salary and bonus compensation greater than $100,000 in fiscal 2002 (collectively the "named executive officers"), for services rendered to the Company during the fiscal years ended March 31, 2002, 2001 and 2000.

                           SUMMARY COMPENSATION TABLE


                                                                                            Long Term
                                                                                           Compensation
                                                        Annual Compensation                   Awards
                                            -------------------------------------------    ------------
                                                                           Other Annual                     All Other
Name and Principal                           Salary          Bonus         Compensation       Option       Compensation
Position                       Year            ($)             ($)             ($)            Shares         ($)(1)
--------------------------   ---------      --------        --------        -----------       -------      ------------
James C. O'Shea                 2002        $294,945        $     --          $8,747(2)      200,000        $  6,005
Chairman, Chief                 2001         242,000              --           8,043          70,000           5,874
Executive Officer               2000         220,000              --           7,339          95,500           3,939
and President

John Gandolfo                   2002         135,264         100,000              --         190,000           1,257
Chief Financial Officer         2001              --              --              --              --              --
and Vice President of           2000              --              --              --              --              --
Finance

Michael A. Temple               2002         114,699              --              --         165,000           1,461
Executive Vice President        2001              --              --              --              --              --
and General Manager             2000              --              --              --              --              --

J. Michael Redmond              2002         149,274          72,262           6,000          24,500           5,093
Vice President of               2001         124,000          59,744           6,000          22,000           4,860
Business Development            2000         111,834              --           6,000          23,700           2,692

Richard R. Stout, M.D           2002         132,724              --              --          24,500              --
Vice President of               2001         121,500              --              --          24,000              --
Clinical Affairs                2000         112,000              --              --          25,076              --

        (1) Represents the value of the Company's common stock contributed to the officer's 401(k) account by the Company.

        (2) Represents supplemental life and disability insurance premiums paid pursuant to an employment agreement with Mr. O'Shea. No other executive officers are entitled to this benefit.

        (3) Represents a signing bonus upon accepting employment with the Company.

        (4) Represents commission and bonuses received in conjunction with results achieved through Mr. Redmond's business development efforts.

        (5)     Represents an automobile allowance of $500 per month.

GRANT OF STOCK OPTIONS

Shown below is information regarding grants of stock options pursuant to the Company's 1992 Stock Incentive Plan during the fiscal year ended March 31, 2002 to the named executive officers.


                        OPTION GRANTS IN LAST FISCAL YEAR


                                                                                               Potential
                                                                                           Realizable Value
                                                                                           At Assumed Annual
                                                                                         Rates of Stock Price
                                                                                           Appreciation for
                                  Individual Grants                                         Option Term (1)
--------------------------------------------------------------------------------     ---------------------------
                            Number of     % of Total
                           Securities       Options       Exercise
                           Underlying      Granted to     Or Base
                             Options      Employees in     Price     Expiration
Name                       Granted (2)     Fiscal 2002    ($/Sh.)       Date            5% ($)         10% ($)
----------------------     -----------     -----------  -----------  -----------     -----------     -----------
James C. O'Shea              100,000          11.4%      $  10.48      10/08/08      $  426,637      $  994,246
                             100,000          11.4           4.60      03/06/09         187,266         436,410

John Gandolfo                150,000          17.1          11.99      03/06/09         732,170       1,706,268
                              40,000           4.6           4.60      03/06/09          74,906         174,564

Michael A. Temple             75,000           8.6          11.38      03/07/08         347,460         809,730
                              50,000           5.7          11.99      03/06/09         244,057         568,756
                              40,000           4.6           4.60      03/06/09          74,906         174,564

J. Michael Redmond            24,500           2.8           4.60      03/06/09          45,880         106,920

Richard R. Stout M.D          24,500           2.8           4.60      03/06/09          45,880         106,920


(1) Potential realizable value is based on the assumption that the stock price of the common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the applicable option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price performance. The actual value, if any, which may be realized by any officer will vary based on exercise date and the market price of the related common stock when sold.

(2) All of the options granted vest as to one-third of the total granted on each of the first through third anniversaries of the grant date.

OPTION EXERCISES AND FISCAL YEAR END VALUES

Shown below is information with respect to options exercised during fiscal 2002 and unexercised options to purchase the Company's common stock held by the named executive officers at March 31, 2002.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

                                                                       Number of
                                                                      Securities               Value of
                                                                      Underlying              Unexercised
                               Shares                                 Unexercised            In-The-Money
                              Acquired                                  Options                 Options
                                 On               Value              At FY-END (#)          At FY-End ($)(1)
                              Exercise           Realized            Exercisable/            Exercisable/
         Name                   (#)                ($)               Unexercisable           Unexercisable
-----------------------     ------------       ------------       ------------------      ------------------
James C. O'Shea                     --                --           210,270/278,502         $58,106/$11,625

John Gandolfo                       --                --                --/190,000              --/--

Michael A. Temple               11,677           $ 8,444                --/165,000              --/--

J. Michael Redmond               3,000            25,140            50,417/47,068            9,355/1,891

Richard R. Stout, MD                --                --            39,378/48,858            5,692/1,470

(1) Based on the difference between the exercise price and the closing price of the Company's common stock as quoted by the Nasdaq National Market System on March 29, 2002 ($3.85). The actual value, if any, which may be realized by any officer will vary based on exercise date and the market price of the related common stock when sold.

EMPLOYMENT CONTRACTS

In March 1995, the Company entered into an employment agreement with Mr. O'Shea to serve as Chairman, President and Chief Executive Officer. His salary, which was $345,000 per annum at March 31, 2002, is subject to annual adjustment by the Board of Directors. He also receives annual payment of certain disability and life insurance policy premiums. His agreement continues until terminated. In the event he is terminated, he will receive his base salary for up to two years. If he becomes disabled, he will continue at 75% of his then current salary for not less than six months and at 50% of such salary for the successive six months. In the event of his death, his salary will continue for 60 days following the end of the month of his death. Under the agreement, he is permitted to participate in any profit sharing, deferred compensation or other programs. In addition, he is prohibited from competing with the Company for three years following termination of his employment. Under the terms of this agreement, Mr. O'Shea is also entitled to receive 20,000 shares of the Company's common stock when the Company first achieves two consecutive quarters of positive earnings per share.

In February 1996, the Company entered into an employment agreement with Mr. Redmond to serve as Vice President of Sales and Marketing. In February 1998, he was appointed Vice President of Business Development. His salary, $140,000 per annum for fiscal 2002, plus $500 per month car allowance, is subject to annual adjustment by the Board of Directors. Effective April 1, 2002 his salary increased to $147,700 per annum. Mr. Redmond's agreement continues until terminated. In the event he is terminated, he will receive his base salary for up to four months. In the event he is disabled, he will continue at 75% of his then current salary for not less than six months and then at 50% of such salary through the end of the current term. In the event of his death, his salary will continue for 60 days following the end of the month of his death. Under the agreement, he is permitted to participate in any profit sharing, deferred compensation or other programs. In addition, he is prohibited from competing with the Company for three years following termination of his employment.

In March 2002, the Company entered into an amended and restated employment agreement with Mr. Gandolfo to serve as the Company's Chief Financial Officer and Vice President of Finance. Mr. Gandolfo's salary is currently $305,000 per annum. Mr. Gandolfo was awarded an option to purchase 150,000 shares of the Company's common stock upon commencement of employment and will receive an option to purchase an additional 50,000 shares of the Company's common stock on the first anniversary of his employment. Mr. Gandolfo's agreement has an initial term of two years, beginning October 15, 2001. Upon expiration of the initial term, the agreement will be automatically renewed for successive one-year terms unless either Mr. Gandolfo or the Company shall, upon three months written notice to the other, elect not to renew this agreement for any year. In the event Mr. Gandolfo is terminated, he will receive his salary and benefits for up to twelve months following the date of termination. In the event he is disabled, he will continue at 75% of his then current salary for not greater than six months and then at 50% of such salary for up to an additional six months. Health and dental insurance and other benefit coverage will continue for the duration of these payments, for a maximum time period not to exceed twelve (12) months. In the event of his death, his salary will continue for 60 days following the end of the month of his death. Under the agreement, Mr. Gandolfo is permitted to participate in any profit sharing, deferred compensation or other programs. In the event of a change in control, as defined by the agreement, and under certain other circumstances, Mr. Gandolfo's unvested options, if any, will immediately vest. Mr. Gandolfo is prohibited from competing with the Company for two years following termination of his employment.

In March 2002, the Company entered into an amended and restated employment agreement with Mr. Temple to serve as the Company's Executive Vice President and General Manager. Mr. Temple's salary is currently $180,000 per annum. Mr. Temple was awarded an option to purchase 75,000 shares of the Company's common stock upon commencement of employment. Mr. Temple's agreement has an initial term of two years, beginning August 6, 2001. Upon expiration of the initial term, the agreement will be automatically renewed for successive one-year terms unless either Mr. Temple or the Company shall, upon three months written notice to the other, elect not to renew this agreement for any year. In the event Mr. Temple is terminated, he will receive his salary and benefits for up to twelve months following the date of termination. In the event he is disabled, he will continue at 75% of his then current salary for not greater than six months and then at 50% of such salary for up to an additional six months. Health and dental insurance and other benefit coverage will continue for the duration of these payments, for a maximum time period not to exceed twelve (12) months. In the event of his death, his salary will continue for 60 days following the end of the month of his death. Under the agreement, Mr. Temple is permitted to participate in any profit sharing, deferred compensation or other programs. In the event of a change in control, as defined by the agreement, and under certain other circumstances, Mr. Temple's unvested options, if any, will immediately vest. Mr. Temple is prohibited from competing with the Company for two years following termination of his employment.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and 10 percent shareholders to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and 10 percent shareholders are required by Commission regulations to furnish the Company with all Section 16(a) reports they file. Based solely on the Company's review of the copies of such reports the Company received and written representations from the Company's officers and directors, the Company believes that all required reports were timely filed in fiscal 2002.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Company has maintained a philosophy of seeking to attract and retain a key group of experienced executives capable of successfully managing product development, manufacturing, marketing and sales, while providing strong financial management. The Company provides a combination of annual cash compensation and stock option grants as incentive to increase long-term shareholder value.

To achieve the Company's executive compensation objectives, the Compensation Committee adheres to several principles in structuring the compensation packages for the Chief Executive Officer and the other executive officers of the Company. Such principles include:

        - Compensation that is based on both Company and individual performance;

        - Competitive compensation as determined by reviewing executive compensation levels at comparable companies;

        - Encouraging executive ownership through equity compensation components; and

        - Structuring compensation packages to attract and retain qualified executives with leadership skills and other key abilities required to meet the Company's objectives and enhance shareholder value.

The Company's executive compensation is composed of the following key elements:

BASE SALARY

This is an amount of annual cash compensation, which the Company believes is necessary to attract and retain qualified executives and is administered on behalf of the Board of Directors by the Chief Executive Officer for all executive officers other than the CEO. In fiscal 2002, the Company's Chief Executive Officer, Mr. O'Shea, was paid an annual salary of $266,000 through September 30, 2001, $300,000 from October 1, 2001 through December 31, 2001 and $345,000 from January 1, 2002 through March 31, 2002. Mr. O'Shea's current base salary is $345,000. As part of Mr. O'Shea's compensation package, the Board agreed to pay premiums on certain life and disability policies owned by Mr. O'Shea.

LONG-TERM INCENTIVES

At present, the Company's primary long-term incentive program is its 1992 Stock Incentive Plan, which is available to all employees, executive officers and non-employee consultants of the Company. The Compensation Committee of the Board of Directors grants all options to officers pursuant to the 1992 Stock Incentive Plan. Generally, upon joining the Company, executive officers are granted options vesting over a three year period at current fair market value in amounts, which in the Compensation Committee's opinion, are consistent with their positions and responsibilities with the Company. In addition, based on individual annual performance and contribution to the long-term goals of the Company, executive officers may receive additional stock option grants. The amount and terms of such options are discretionary and are determined by the Compensation Committee taking into account Company and individual performance. These options vest over varying periods and are intended to focus all employees on achieving the long-term goals of the Company and to directly reward them for corresponding increases in shareholder value.

The Company also has the 2000 Employee Stock Purchase Plan (the "ESPP"), which is available to all full-time employees and executive officers of the Company. The ESPP allows for the purchase of shares of the Company's common stock at a discount utilizing payroll deductions.

The Company also has a 401(k) Retirement Benefit Plan for its employees, including its executive officers, which provides for voluntary employer matches of employee contributions up to 6% of salary and for discretionary profit sharing contributions to all employees. In fiscal 2002, the named executive officers received the following contributions under this plan:


NAME                           NUMBER OF SHARES        VALUE OF SHARES
----                           ----------------        ---------------
James C. O'Shea                    1,081                   $6,005
John Gandolfo                        328                    1,257
Michael A. Temple                    381                    1,461
J. Michael Redmond                   919                    5,093
Richard R. Stout, MD                  --                       --


OTHER

Due to the availability of operating loss carryforwards, the Compensation Committee determined Mr. O'Shea's and the other executive officers' compensation packages without regard to the limitations of deductibility imposed by Internal Revenue Code Section 162(m).

The Company is engaged in a highly competitive industry. In order to succeed, the Company believes that it must be able to attract and retain qualified executives. The Board of Directors believes that the above described compensation structure will help the Company to achieve these objectives.

Compensation Committee:

Edward Flynn
Eric T. Herfindal
Richard J. Plestina
John Ruedy, M.D.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Executive compensation is administered by the Compensation Committee. The Compensation Committee is composed of Messrs. Flynn, Herfindal, Plestina and Ruedy. All members of the Compensation Committee are non-employee, outside directors. James O'Shea, the Company's Chairman, President and Chief Executive Officer, while not a member of the Compensation Committee, participated in deliberations concerning executive officer compensation, but abstained from deliberations concerning his own compensation.

                             STOCK PERFORMANCE CHART

The following chart compares the yearly stock market (U.S.) percentage change in the cumulative total stockholder return on the Company's common stock during the five fiscal years ended March 31, 2002 with the cumulative total return on the Nasdaq Stock Market (U.S.) Index and the S&P 500 Pharmaceutical and Biotech Index. The Hambrecht and Quist Healthcare Index (exclusive of biotechnology companies), which was used as the Company's industry index in previous years, is no longer available. The comparison assumes $100 was invested on March 31, 1997, in the Company's common stock and in each of the foregoing indices and assumes reinvestment of dividends.





                               [PERFORMANCE GRAPH]





                                                                         Indexed Returns
                                           Base                            Year Ending
                                         Period       ----------------------------------------------------------------------
Company/Index                            3/31/97        3/31/98        3/31/99        3/31/00        3/31/01        3/31/02
-------------                          ----------     ----------     ----------     ----------     ----------     ----------
Bioject                                $   100.00     $   192.06     $    80.03     $   289.69     $   280.09     $    98.59
S&P 500  Pharmaceutical &
  Biotech Index                            100.00         166.83         224.14         192.61         220.47         221.23
Nasdaq Stock Market -- U.S.                100.00         151.57         204.79         380.91         152.34         153.41

                      PROPOSAL #2: TO APPROVE THE COMPANY'S
                     2002 RESTATED ARTICLES OF INCORPORATION

The Board of Directors unanimously proposes and recommends the approval of the 2002 Restated Articles of Incorporation (the "2002 Restated Articles") to replace the Company's current Amended and Restated Articles of Incorporation (the "Current Articles"). As described in detail below, the principal amendments to the Current Articles included in the 2002 Restated Articles are changes to the rights of the Company's Series A Convertible Preferred Stock ("Series A Stock") and Series C Convertible Preferred Stock ("Series C Stock"). All outstanding shares of Series A Stock and Series C Stock are held by Elan Pharmaceutical Investments, Ltd. ("Elan"), and the amendments to the rights of those shares are being proposed pursuant to an agreement between the Company and Elan.

The complete text of the 2002 Restated Articles, marked to show the proposed amendments to the Current Articles, is attached to this proxy statement as Appendix A.

BACKGROUND

A total of 952,738 shares of Series A Stock and a total of 391,830 shares of Series C Stock are currently outstanding, all of which are held by Elan. No shares of Series B Convertible Preferred Stock or Series R Participating Preferred Stock are outstanding.

In October 2001, the Company announced its intention to redeem 24% of the outstanding shares of Series A Stock pursuant to Article IV, Section 2.7(a)(i) of the Current Articles. Elan disputed the Company's right to redeem the shares at that time. To enforce its redemption rights, the Company filed a lawsuit in U.S. District Court in Oregon seeking an injunction and declaratory judgment to compel Elan to abide by the redemption provisions in the Current Articles. Subsequently, the Company received notice from Elan of its intention to convert all of its shares of Series A Stock into shares of the Company's common stock. As a result of Elan's notice of intent to convert the Series A Stock, the Company had the right under Article IV, Section 2.6(a)(3) of the Current Articles to redeem all of the Series A Stock for an aggregate redemption price of $14.5 million. The Company had until January 8, 2002 to exercise this right, although Elan indicated that it might dispute this redemption right as well.

In order to fund the potential redemption of the Series A Stock, the Board of Directors authorized the issuance of up to 2.0 million shares of the Company's common stock, and the issuance of common stock for that purpose was approved by the shareholders at a special meeting held on November 20, 2001.

However, on December 12, 2001, the Company and Elan came to an agreement wherein Elan agreed to the following:

        - to eliminate, on a prospective basis from October 15, 2001, the 9% cumulative annual dividend payable on the Series A Stock;

        - to terminate Elan's Series K warrants which gave Elan the right to purchase 350,000 shares of Company common stock at $12.50 per share;

        - to partially exercise Elan's Series P warrant to purchase 252,666 shares of Company common stock for $7.50 per share or a total of $1.9 million; and

        - to exercise the remaining Series P warrants to purchase 252,666 shares of common stock within 30 days after December 12, 2002 if the average closing market price over the ten trading days prior to that date is at least $12.50 per share, and to purchase 252,667 shares of common stock within 30 days after December 12, 2003 if the average closing market price over the ten trading days prior to that date is at least $15.00 per share.

In exchange, the Company agreed to the following:

        - to issue to Elan an additional 260,044 shares of Series A Stock in full satisfaction of the Company's obligations with respect to dividends accrued on the Series A Stock through October 15, 2001;

        - to eliminate all rights of the Company to redeem Series A Stock, Series C Stock or Series P warrants, particularly including the right that the Company had proposed to exercise to override Elan's Series A conversion rights by redeeming shares of Series A Stock as to which Elan had given notice of intent to convert;

        - to eliminate provisions that required the mandatory conversion of all outstanding shares of Series A Stock and Series C Stock on October 15, 2004; and

        - to dismiss the lawsuit the Company had filed to enforce its Series A redemption rights.

In connection with the termination of the Series K warrant and the changes to the Series A Stock, the Company recorded an additional preferred dividend charge of $1.7 million in the third quarter of fiscal 2002, which resulted in total preferred dividends in the quarter of $1.9 million. The preferred dividend charge reflected a non-cash accounting adjustment required under generally accepted accounting principles to record the fair market value of the Series A Stock after giving effect to the modifications of its terms under the Elan agreement.

Although both the Company and Elan believed and intended, and continue to believe and intend, that the foregoing agreements changing the rights of the Series A Stock and the Series C Stock were effective immediately, the Company agreed to submit to its shareholders for approval at the 2002 annual meeting amendments to the Current Articles to reflect all of the agreed upon changes. This proposal is being submitted to shareholders in accordance with that agreement. The Company further agreed that if the shareholders do not approve the proposed amendments before December 14, 2002, the Company will issue a warrant to Elan exercisable at a nominal price for shares of the Company's common stock. The number of shares of common stock covered by that warrant would be calculated pursuant to a specified formula intended to compensate Elan for the difference in the value of its shares without the adoption of the proposed amendments.

SUMMARY OF PROPOSED AMENDMENTS TO THE CURRENT ARTICLES

The following summarizes selected provisions of the Current Articles applicable to the Series A Stock and the Series C Stock, the amendments thereto included in the 2002 Restated Articles and the effect of such amendments. This summary is qualified in its entirety by reference to the full text of the 2002 Restated Articles attached to this proxy statement as Appendix A.

Dividends. Under the terms of the Current Articles, dividends accrue on the Series A Stock at the rate of 9% per year, compounded semiannually. In the Company's fiscal year ended March 31, 2001, for example, the Company accrued $1,148,060 of Series A dividends which resulted in a corresponding reduction in net income and earnings per common share. The 2002 Restated Articles amend
Article IV, Section 2.3(a)(1) of the Current Articles to eliminate as of October 15, 2001, the 9% cumulative annual dividend payable on the Series A Stock. Based on the agreement with Elan, the Company has already ceased accruing Series A dividends effective as of October 15, 2001. Under the Current Articles, holders of Series C Stock are entitled to receive dividends when and as declared by the Board of Directors on a pro rata basis along with the holders of common stock. No changes are proposed to the dividend rights of the Series C Stock.

Conversion. Each share of Series A Stock and each share of Series C Stock is convertible at any time at the election of holder into two shares of common stock. Under the terms of the Current Articles, if any shares of Series A Stock or Series C Stock remain outstanding on October 15, 2004, each such share would automatically be converted into common stock. The 2002 Restated Articles amend
Article IV, Sections 2.6(a) and 2.6(c) of the Current Articles to eliminate this mandatory conversion requirement for Series A Stock and Series C Stock, while retaining Elan's voluntary right to convert each share of Series A Stock and Series C Stock into two shares of common stock at any time. Accordingly, Elan's 952,738 shares of Series A Stock and 391,830 shares of Series C Stock are convertible into a total of 2,689,136 shares of common stock.

Redemption. Under the Current Articles, the Series A Stock and Series C Stock are redeemable by the Company if certain conditions are satisfied. The redemption price per share is $15.00 plus accrued and unpaid dividends for Series A Stock (or $7.50 per common equivalent share) and $6.125 plus accrued and unpaid dividends for Series C Stock (or $3.0625 per common equivalent share). Under the Current Articles, redemption is permitted in the following circumstances:

        - Under Article IV, Section 2.6(a)(3) of the Current Articles, if the holder of Series A Stock provides notice of its intention to convert any shares of Series A Stock into common stock, the Company has the right, within 90 days and upon five business days' notice, to redeem the shares subject to the notice.

        - In addition, under Article IV, Section 2.7 of the Current Articles, the Series A Stock and Series C Stock may be redeemed based on satisfaction of the "Redemption Price Condition" which is satisfied on any date if the closing price of the common stock was at least $11.25 on at least 20 days in the 30 trading-day period ending with such date. If the Redemption Price Condition is met after October 15, 2000, the Company may redeem one-third of the Series A Preferred Stock and one-third of the Series C Preferred Stock. If the Redemption Price Condition is met after October 15, 2001, the Company's redemption right applies to an additional third of the Series A Preferred Stock and an additional third of the Series C Preferred Stock. If the Redemption Price Condition is met after October 15, 2002, the Company's redemption right is further expanded to apply to the final third of the Series A Preferred Stock and the final third of the Series C Preferred Stock. To redeem shares, the Company must give notice of redemption within 60 days after a date on which the Redemption Price Condition is satisfied, and must specify a redemption date not less than 45 days and not more than 90 days after the redemption notice. Until the redemption date, Elan could elect to convert the shares subject to the redemption notice into common stock as described above, except that with respect to Series A Stock, the Company would have the right pursuant to Article IV, Section 2.6(a)(3) to override Elan's conversion election and redeem the shares.

The 2002 Restated Articles delete Article IV, Sections 2.6(a)(3) and 2.7 of the Current Articles, thereby eliminating all rights of the Company to redeem Series A Stock and Series C Stock.

Liquidation. On liquidation or dissolution of the Company, holders of Series A Stock are entitled to receive an amount equal to $15.00 plus accrued and unpaid dividends for each outstanding share of Series A Stock, and holders of Series C Stock are entitled to receive an amount equal to $6.125 plus accrued and unpaid dividends for each outstanding share of Series C Stock, in each case prior and in preference to any distribution to holders of common stock. The liquidation preferences of the Series A Stock and the Series C Stock remain unchanged under the 2002 Restated Articles.

Voting. The Series A Stock and the Series C Stock do not carry any right to vote with the common stock on the election of directors or on any other corporate matters. The Series A Stock and the Series C Stock have class voting rights under the Current Articles and Oregon corporate law on certain amendments to the Current Articles affecting the Series A Stock or Series C Stock as well as on any merger, consolidation or similar transaction. The voting rights of the Series A Stock and the Series C Stock remain unchanged under the 2002 Restated Articles.

Additional Amendments. The 2002 Restated Articles include additional amendments to the Current Articles to either conform other portions of the document to the principal amendments discussed above, correct previous typographical errors, or eliminate outdated or unnecessary provisions.

FINANCIAL INFORMATION

The Company's Annual Report to Shareholders for the fiscal year ended March 31, 2002 accompanies this proxy statement. The Company hereby incorporates by reference into this proxy statement the information included in the following portions of the Annual Report to Shareholders: Consolidated Financial Statements and Notes thereto, Management's Discussion and Analysis of Financial Condition and Results of Operations, Quantitative and Qualitative Disclosures About Market Risk, and Changes in and Disagreements With Accountants on Accounting and Financial Disclosure.

RECOMMENDATION OF THE BOARD

The Board of Directors recommends that shareholders vote FOR the proposal to approve the 2002 Restated Articles as described above. This proposal will be approved if each of the following takes place: (1) provided a quorum of the holders of common stock is present, the votes cast by holders of common stock in favor of the proposal exceed the votes cast against the proposal, (2) provided a quorum of the holders of Series C Stock is present, the votes cast by holders of Series C Stock in favor of the proposal exceed the votes cast against the proposal, and (3) holders of a majority of the outstanding shares of Series A Stock vote in favor of the proposal. With respect to holders of common stock and Series C Stock, abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Meeting but are not counted and have no effect on the results of the vote on the proposal. With respect to holders of Series A Stock, abstentions and broker non-votes have the same effect as "no" votes in determining whether the proposal is approved. Elan has agreed to vote in favor of this proposal, so the approval of holders of Series A Stock and Series C Stock is assured. The proxies will be voted for or against the proposal or as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted FOR the proposal.

                         OTHER MATTERS TO BE ACTED UPON

It is not known whether any other matters will come before the Meeting other than as set out above and in the Notice of Meeting. However, if such should occur, the two persons named in the accompanying form of proxy, James C. O'Shea and John Gandolfo, intend to vote on the matters in accordance with their best judgment, exercising discretionary authority with respect to amendments or variations or matters identified in the Notice of Meeting and other matters which may properly come before the Meeting or an adjournment thereof.

         SHAREHOLDER PROPOSAL AND NOMINATION PROCEDURES FOR THE MEETING

Section 1.12 of the Company's Bylaws provides that advance notice of nominations for the election of directors or proposals for an amendment to the Company's Bylaws must be received by the Company thirty (30) days prior to the date of the shareholder meeting at which the shareholder wishes to present such nomination or proposal or, if less than 40 days' notice of the date of the meeting is given to shareholders, by the close of business on the 10th day following the date on which notice of the meeting was mailed to shareholders.

Each notice of a nomination or proposal of a Bylaw amendment must contain, among other things, (i) the name and address of the shareholder who intends to make the nomination or proposal; (ii) a representation that the shareholder is a holder of record of common stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present the nomination or proposal; (iii) certain biographical information concerning each person to be nominated for election as a director, the number of shares of common stock beneficially owned by such nominee, and the consent of such person to serve as a director if so elected; (iv) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (v) the provisions of any proposed Bylaw amendment and any financial interest of the shareholder in the proposal; and (vi) such other information regarding each nominee or proposal as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission.

                  ANNUAL REPORT AND INCORPORATION BY REFERENCE

The Company's Annual Report to Shareholders for the fiscal year ended March 31, 2002 accompanies this proxy statement. The Company hereby incorporates by reference into this proxy statement the information included in the following portions of the Annual Report to Shareholders: Consolidated Financial Statements and Notes thereto, Management's Discussion and Analysis of Financial Condition and Results of Operations, Quantitative and Qualitative Disclosures About Market Risk, and Changes in and Disagreements With Accountants on Accounting and Financial Disclosure. On written request, the Company will provide, without charge, a copy of its Form 10-K filed with the Securities and Exchange Commission (including a list briefly describing the exhibits thereto) to any record holder or beneficial owner of the Company's common stock. Requests should be directed to the attention of the Secretary of the Company at 211 Somerville Road (Route 202 North), Bedminster, NJ 07921.

                             INDEPENDENT ACCOUNTANTS

Arthur Andersen LLP began the audit of the Company's financial statements for fiscal 2002 and KPMG LLP, independent public accountants, completed the audit of the financial statements of the Company for fiscal 2002. No change in independent public accountants is contemplated for fiscal 2003. The Company expects representatives of KPMG LLP to be present at the 2002 Meeting and to be available to respond to appropriate questions from shareholders. The accountants will have the opportunity to make a statement at the meeting if they desire to do so. The fees billed by KPMG LLP for the audit of the Company's fiscal 2002 annual financial statements and for other professional services rendered in fiscal 2002 were:

            Audit Fees                                      $26,000
            Financial Information Systems Design and
               Implementation Fees                               --
            All Other Fees                                       --
                                                            -------
              Total                                         $26,000
                                                            =======

On May 10, 2002, the Audit Committee of our Board of Directors approved the dismissal of our previous independent public accountants, Arthur Andersen LLP. Arthur Andersen LLP's reports on our financial statements for each of the last two fiscal years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During our two most recent fiscal years and during the subsequent interim period through the date of dismissal, May 10, 2002, there have not been any disagreements between us and Arthur Andersen LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, or any reportable events as defined under Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission.

Also on May 10, 2002, based on the recommendation of the Audit Committee of our Board of Directors, we engaged the firm of KPMG LLP to be our independent public accountants. We did not consult KPMG LLP at any time since March 31, 2000 with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or concerning any disagreement or reportable event with Arthur Andersen LLP.

      PROPOSALS OF SHAREHOLDERS FOR THE 2003 ANNUAL MEETING OF SHAREHOLDERS

Proposals of shareholders to be presented at the Meeting to be held in September 2003 must be received at the Company's executive offices by April 10, 2003, in order to be included in the Company's proxy statement and form of proxy concerning that meeting.

In accordance with Rule 14a-4(c) promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, the holders of the proxies solicited by the Board of Directors in connection with the 2003 Annual Meeting of Shareholders may vote such proxies in their discretion on certain matters as more fully described in such rule, including, without limitation, on any matter coming before the meeting as to which the Corporation does not have notice on or before June 29, 2003. This notice period does not apply to director nominations or amendments to the Bylaws, which are governed by the Company's Bylaws and explained under the heading "Shareholder Proposal and Nomination Procedures for the Meeting."


                                 DATED at Portland, Oregon, this 8th day of August 2002.



                                 BY ORDER OF THE BOARD


                                 -------------------------------------------
                                 James O'Shea
                                 Chairman of the Board, President
                                 and Chief Executive Officer

                                                                     APPENDIX A



                     2002 RESTATED ARTICLES OF INCORPORATION
                                       OF
                        BIOJECT MEDICAL TECHNOLOGIES INC.


                                    ARTICLE I

                                      Name


The name of the corporation (the "Corporation") shall be Bioject Medical Technologies Inc.

                                   ARTICLE II

                                    Duration


The Corporation's duration shall be perpetual.

                                   ARTICLE III

                                    Purposes

The purposes for which the Corporation is organized are:

Section 1. In general, to carry on any lawful business whatsoever which is calculated, directly or indirectly, to promote the interests of the Corporation or to enhance the value of its properties.

Section 2. To engage in and carry on any lawful business or trade and exercise all powers granted to a corporation formed under the Oregon Business Corporation Act, including any amendments thereto or successor statute that may hereinafter be enacted.

                                   ARTICLE IV

                            Authorized Capital Stock

Section 1. Classes. After giving effect to the reverse stock split set forth in
Section 1.1, the Corporation shall be authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock"; the total number of shares which the Corporation shall have authority to issue is One Hundred Ten Million (110,000,000) ; the authorized number of shares of Common Stock shall be One Hundred Million (100,000,000), without par value; the authorized number of shares of Preferred Stock shall be Ten Million (10,000,000), without par value.

Section 1.1. Each five shares of issued and outstanding Common Stock of this Corporation were, on October 13, 1999 (which was the effective date of the Corporation's previous Amended and Restated Articles of Incorporation), automatically reclassified into one share of Common Stock of this Corporation, thereby giving effect to a one-for-five reverse stock split (the "Reverse Stock Split"). All outstanding rights and obligations (including option plans, stock options and the exercise price thereof, stock purchase warrants and the exercise prices thereof and the conversion terms of the Corporation's shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock) relating to this Corporation's Common Stock were on that date mathematically adjusted to reflect the Reverse Stock Split so that the proportionate ratio of such rights and obligations to the reclassified shares was equal to the proportionate ratio of such rights and obligations to the shares outstanding immediately prior to such reclassification. In lieu of the issuance of any fractional shares that otherwise resulted from the Reverse Stock Split, the Corporation issued to any shareholder that would have otherwise received fractional shares one whole share, the additional shares thereby issued being taken from authorized but theretofore unissued shares of Common Stock.

Section 2. Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series. Shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. The board of directors of the Corporation is hereby authorized to fix the designations and powers, preferences and relative participating, optional or other rights, if any, and qualifications, limitations or other restrictions thereof, including, without limitation, the dividend rate (and whether or not dividends are cumulative), conversion rights, if any, voting rights, rights and terms of redemption (including sinking fund provisions, if any), redemption price and liquidation preferences of any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding.

        Designation of Rights and Preferences of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock

Section 2.1. Definitions. The following terms shall have the respective meanings ascribed to them below.

"Board" shall mean the Board of Directors of the Corporation.

"Business Day" shall mean any day other than Saturday, Sunday or a day on which federally-chartered banks located in New York, New York or Portland, Oregon are permitted by law to be closed.

"Closing Date" shall mean October 15, 1997.

"Closing Price" at any date shall mean the last reported sale price of the Common Stock on the NASDAQ Stock Market or other principal market of the Common Stock on such date.

"Common Stock" shall mean, collectively, the Corporation's Common Stock and any capital stock of any class of the Corporation (other than any Preferred Stock) hereafter authorized that is not limited to a fixed amount of percentage of par or stated value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

"Conversion Stock" shall mean shares of the Corporation's Common Stock issuable upon the conversion of any shares of Preferred Stock.

"Excluded Stock" shall mean (i) shares of Common Stock issued or reserved for issuance by the Corporation as a stock dividend payable in shares of Common Stock, or upon any subdivision or split-up of the outstanding shares of Common Stock, or upon conversion of shares of the Preferred Stock, (ii) up to 3,650,000 shares of Common Stock (or Rights (as defined below)) therefor issued to directors, officers or employees of the Corporation or its affiliates (or in the case of options, granted at an exercise price) at less than Fair Value under a duly-enacted stock option or compensation plan, or (iii) any shares of Common Stock issuable upon exercise of any warrants currently outstanding or warrants which the Corporation has committed, as of October 15, 1997, to issue in the future.

"Fair Value" shall mean the fair market value of any securities or assets as reasonably and in good faith determined by the Board.

"Junior Securities" shall mean any of the Corporation's equity securities (whether or not currently authorized) that are junior in liquidation preference to the Preferred Stock.

"Liquidation Value" of any share of Series A Preferred Stock or Series B Preferred Stock as of any particular date shall be equal to $15.00 per share. Liquidation Value of Series C Preferred Stock is the Series C Issuance Price.

"Market Price" of any security shall mean the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ Stock Market as of 4:00 p.m., New York time, or, if on any day such security is not quoted in the NASDAQ Stock Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of the 10 trading days preceding the determination date. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ Stock Market or the over-the-counter market, the "Market Price" shall be the Fair Value thereof.

"Person" shall mean an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

"Preferred Stock" shall mean the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, or, as the context requires, all such series of preferred stock of the Corporation.

"Preferred Issuance Price" shall mean the purchase price per share for the Series A Preferred Stock, which is $15.00, and the purchase price per share for the Series B Preferred Stock, which is $15.00.

"Series C Issuance Price" means the original price per share at which Series C Preferred Stock is issued.

"Subsidiary" shall mean any Person of which the shares of outstanding capital stock or other equity interests, as the case may be, possessing the voting power under ordinary circumstances in electing the board of directors are, at the time as of which any determination is being made, owned by the Corporation either directly or indirectly through subsidiaries.

Section 2.2. Preferred Stock. (a) Series A Preferred Stock. 1,235,000 shares of the preferred stock, without par value, of the Corporation are hereby constituted as a series of preferred stock of the Corporation designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock"). Such amount shall be adjusted by the Corporation in the event that any adjustments to the Series A Preferred Stock are required as set forth herein, and, in connection therewith, the Corporation shall promptly take all necessary or appropriate actions and make all necessary or appropriate filings in connection therewith.

(b) Series B Preferred Stock. 200,000 shares of the preferred stock, without par value, of the Corporation are hereby constituted as a series of preferred stock of the Corporation designated as Series B Convertible Preferred Stock (the "Series B Preferred Stock"). Such amount shall be adjusted by the Corporation in the event that any adjustments to the Series B Preferred Stock are required as set forth herein, and, in connection therewith, the Corporation shall promptly take all necessary or appropriate action and make all necessary or appropriate filings in connection therewith.

(c) Series C Preferred Stock. 500,000 shares of the preferred stock, without par value, of the Corporation are hereby constituted as a series of preferred stock of the Corporation designated as Series C Convertible Preferred Stock (the "Series C Preferred Stock"). Such amount shall be adjusted by the Corporation in the event that any adjustments to the Series C Preferred Stock are required as set forth herein, and, in connection therewith, the Corporation shall promptly take all necessary or appropriate action and make all necessary or appropriate filings in connection therewith.

Section 2.3. Dividends. (a) General. (1) Series A Preferred Stock. Each outstanding share of Series A Preferred Stock shall accrue from the date of issuance through October 15, 2001 a dividend equal to 9% per annum of the Preferred Issuance Price of Series A Preferred Stock, compounded semiannually beginning on September 2, 1998; such dividend shall be paid by the issuance of additional shares of Series A Preferred Stock, based upon a value equal to the Preferred Issuance Price.

(2) Series B Preferred Stock. The holder of each share of Series B Preferred Stock shall be entitled to receive, pro rata among such holders and on a pari passu basis with the holders of the Series C Preferred Stock and the holders of Common Stock, as if the Series B Preferred Stock had been converted into Common Stock immediately prior to the record date in respect thereof, when and as declared by the Board out of funds legally available for the declaration and payment of dividends, cash dividends at the same rate and in the same amount per share as any and all dividends declared and paid in respect of the Common Stock. Except as set forth above, such holders shall not be entitled to receive any dividends.

(3) Series C Preferred Stock. The holder of each share of Series C Preferred Stock shall be entitled to receive, pro rata among such holders and on a pari passu basis with the holders of the Series B Preferred Stock and the holders of Common Stock, as if the Series C Preferred Stock had been converted into Common Stock immediately prior to the record date in respect thereof, when and as declared by the Board out of funds legally available for the declaration and payment of dividends, cash dividends at the same rate and in the same amount per share as any and all dividends declared and paid in respect of the Common Stock. Except as set forth above, such holders shall not be entitled to receive any dividends.

(b) Payment of Dividends. (1) Series A Preferred Stock. Dividends accrued and unpaid on shares of Series A Preferred Stock shall be payable in accordance with
Section 2.3(a)(1) above.

(2) Series B Preferred Stock. Dividends payable in respect of the Series B Preferred Stock shall be paid as and when dividends are paid in respect of the Common Stock.

(3) Series C Preferred Stock. Dividends payable in respect of the Series C Preferred Stock shall be paid as and when dividends are paid in respect of the Common Stock.

(4) Change in Dividend Rate. If the Corporation shall fail to declare or pay a dividend on a date on which dividends are to be compounded pursuant to Section 2.3(a)(1) hereof, dividends on each share of Series A Preferred Stock shall thereupon begin to accrue at the rate of 9% of the sum of (a) the Preferred Issuance Price and (b) accrued and unpaid dividends on such date. If a dividend that was accrued and unpaid on a date dividends are to be compounded is subsequently paid, the rate at which dividends accrue shall thereupon be lowered to reflect such payment.

Section 2.4. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, each holder of Preferred Stock shall be entitled to receive from amounts remaining after satisfaction of creditors and holders of securities (if any) with liquidation preferences senior to the Preferred Stock, and pro rata based on the respective outstanding liquidation preferences with holders of securities with a liquidation preference pari passu to the Preferred Stock, an amount equal to the Liquidation Value, plus accrued and unpaid dividends thereon, per share multiplied by the number of shares of Preferred Stock, held by such holder, until paid in full, in preference and priority to any distribution to any holder of Junior Securities.

The Corporation shall provide written notice of such liquidation, dissolution or winding up, not less than 30 days prior to the payment date stated therein, to each record holder of any shares of Preferred Stock.

Section 2.5. Voting Rights. (a) No Voting. Except as provided in Section 2.5(b) below or as required by the Oregon Business Corporation Act, the outstanding shares of Preferred Stock shall not be entitled to vote on any matter as to which stockholders of the Corporation shall be entitled to vote.

(b) Special Voting Rights. The Corporation shall not, without first obtaining the affirmative vote or written consent of a majority in interest of the Series A Preferred Stock, voting as a class:

(1) amend or repeal any provision of, or add any provision to, the Corporation's Articles of Incorporation or By-laws if such action would adversely alter preferences, rights, privileges or powers of, or the restrictions provided herein for the benefit of, the Series A Preferred Stock;

(2) create a series of Preferred Stock with a liquidation preference senior to the Series A Preferred Stock;

(3) effect any merger, consolidation or similar transaction; or

(4) increase or decrease the number of authorized shares of Series A Preferred Stock, except as required by Section 2.2 hereof.

Section 2.6 Conversion. (a) Series A Preferred Stock. All holders of Series A Preferred Stock issued as of December 12, 2001, shall have the right to convert at any time each share of Series A Preferred Stock into two shares of Common Stock as of such date (which amount gives effect to the Reverse Stock Split described in Section 1.1), subject to Section 2.6(e) below (the "Antidilution Adjustments").

(b) Series B Preferred Stock. Series B Preferred Stock is convertible in the same manner and subject to the same terms and conditions as provided for in
Section 2.6(a) above with respect to the holders of Series A Preferred Stock.

(c) Series C Preferred Stock. All holders of Series C Preferred Stock issued as of December 12, 2001 shall have the right to convert at any time each share of Series C Preferred Stock into two shares of Common Stock as of such date (which amount gives effect to the Reverse Stock Split described in Section 1.1), subject to the Antidilution Adjustments.

(d) Conversion Procedure. (1) Before any holder of shares of Preferred Stock shall be entitled to convert any of such shares into shares of Common Stock, such holder shall surrender the certificate or certificates, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at its principal corporate office of the election to convert such shares and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued.

(2) Each conversion of any shares of Preferred Stock shall be deemed to have been effected on the close of business on the date on which the certificate or certificates representing such Preferred Stock to be converted have been surrendered at the principal corporate office of the Corporation or the office of any transfer agent for the Preferred Stock. At such time as such conversion has been effected, the rights of the holder of such Preferred Stock as a holder shall cease, the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

(3) As soon as possible after a conversion has been effected (but in any event within five business days in the case of clause (6) below), the Corporation or its transfer agent shall deliver to the converting holder:

(i) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified; and

(ii) payment in an amount equal to the amount payable under clause (6) below with respect to such conversion.

(4) The issuance of certificates for shares of Conversion Stock upon conversion of the Preferred Stock shall be made without charge to the holders of such Preferred Stock for any cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each share of Preferred Stock, the Corporation shall take all such actions as are necessary in order to ensure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

(5) The Corporation shall not close its books against the transfer of the Preferred Stock or of Conversion Stock issued or issuable upon conversion of the Preferred Stock in any manner which interferes with the timely conversion of the Preferred Stock. The Corporation shall assist and cooperate with any holder of the Preferred Stock or Conversion Stock required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of shares hereunder (including, without limitations, making any filings required to be made by the Corporation).

(6) If any fractional interest in a share of Conversion Stock would, except for the provisions of this clause (6), be deliverable upon any conversion of the Preferred Stock, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

(7) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Preferred Stock, such number of shares of Conversion Stock issuable upon the conversion of all outstanding shares of Preferred Stock. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to ensure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange or market upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance and except for filings, notices of applicability and permissions solely within the control of, or laws and regulations solely applicable to, the holders of the Preferred Stock).

(e) Anti-dilution Adjustments. (1) Changes in Common Stock. In case the Corporation shall at any time or from time to time after October 13, 1999 (i) pay a dividend or make any other distribution with respect to its Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock or (iv) issue any shares of its capital stock or other assets in a reclassification or reorganization of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing entity), then the number and kind of shares of capital stock of the Corporation or other assets that may be received upon the conversion of the Preferred Stock shall be adjusted to the number of shares of Conversion Stock and amount of any such securities, cash or other property of the Corporation which the holders would have owned or have been entitled to receive after the happening of any of the events described above had the Preferred Stock been converted immediately prior to the record date (or, if there is no record date, the effective date) for such event. An adjustment made pursuant to this clause (1) shall become effective upon the effective date of such payment, sub-division, combination or issuance as described above. Any Conversion Stock or other assets to be acquired as a result of such adjustment shall not be issued prior to the effective date of such event. For the purposes of this clause (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation.

(2) Issuance of Rights. In case the Corporation shall issue to all holders of its Common Stock rights, options or warrants to subscribe for or purchase, or other securities exchangeable for or convertible into, shares of Common Stock that are not distributed to holders of Preferred Stock (any such rights, options, warrants or other securities, collectively, "Rights") (excluding rights to purchase Common Stock pursuant to a Corporation plan for reinvestment of dividends or interest and excluding any Excluded Stock) at a subscription offering, exercise or conversion price per share (as defined below, the "offering price per share") which, before deduction of customary discounts and commissions, is lower than the current Market Price per share of Common Stock on the record date of such issuance or grant, whether or not, in the case of Rights, such Rights are immediately exercisable or convertible, then the number of shares of Conversion Stock issuable upon conversion of the Preferred Stock shall be adjusted by multiplying the number of shares of Conversion Stock issuable upon conversion of the Preferred Stock immediately prior to any adjustment in connection with such issuance or grant by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding (exclusive of any treasury shares) on the record date of issuance or grant of such Rights plus the number of shares which the aggregate offering price (as defined below) of the total number of shares of Common Stock so offered would purchase at the current Market Price per share of Common Stock on the record date, and the numerator of which is the number of shares of Common Stock outstanding plus the aggregate number of shares of Common Stock issuable upon exercise of the rights. Such adjustment shall be made immediately after the record date for the issuance or granting of such Rights. For purposes of this clause, the "offering price per share" of Common Stock shall, in the case of Rights, be determined by dividing (x) the total amount received or receivable by the Corporation in consideration of the issuance of such Rights plus the total consideration payable to the Corporation upon exercise thereof (the "aggregate offering price"), by (y) the total number of shares of Common Stock covered by such Rights.

(3) Dividends and Distributions. In case the Corporation shall distribute to all holders of Common Stock any dividend or other distribution of evidences of its indebtedness or other assets (in each case other than cash dividends and other than as provided in clause (1) above in which the holders of the Preferred Stock are otherwise entitled to share, as provided herein) or Rights, then, in each case, all holders of the Preferred Stock shall be entitled to receive all of the same dividends, distributions or Rights, as the case may be, as the holders of Common Stock, on an as-converted basis, as and when distributed to the holders of Common Stock, at such time, if any, that the holders of the Preferred Stock shall have elected to convert such stock to Common Stock, as provided herein.

(4) Computations. For the purpose of any computation under clauses (1) and (2) above, the current Market Price per share of Common Stock at any date shall be as set forth in (i) the definition of Market Price for the 10 consecutive trading days commencing 20 trading days prior to the earlier to occur of (A) the date as of which the Market Price is to be computed or (B) the last full trading day before the commencement of "ex-dividend" trading in the Common Stock relating to the event giving rise to the adjustment required by clause (1) or
(2) or (ii) any other arm's-length adjustment formula that the Board may use in good faith. In the event the Common Stock is not then publicly traded or if for any other reason the current market price per share cannot be determined pursuant to the foregoing provisions of this clause (4) the current market price per share shall be the Fair Value thereof.


(5) Securities. For the purpose of this Section 2.6, the term "shares of Common Stock" shall mean (i) the class of stock designated as Common Stock, without par value, of the Corporation on the date of filing this Certificate or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

(6) Re-Adjustment. If, at any time after any adjustment to the number of Shares of Conversion Stock issuable upon conversion of the Preferred Stock and the Conversion Price shall have been made pursuant to clause (2) of this Section 2.6, any rights, options, warrants or other securities convertible into or exchangeable for shares of Common Stock shall have expired, or any thereof shall not have been exercised, the Conversion Price and the number of shares of Conversion Stock issuable upon conversion of the Preferred Stock shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (A) the only shares of Common Stock offered were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options or warrants and (B) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation for the issuance, sale or grant of all such rights, options or warrants whether or not exercised; provided, further that no such readjustment shall have the effect of increasing the Conversion Price or decreasing the number of shares of Conversion Stock issuable upon conversion of the Preferred Stock by an amount (calculated by adjusting such increase or decrease as appropriate to account for all other adjustments pursuant to this Section 2.6 following the date of the original adjustment referred to above) in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options or warrants.

(e) Reorganization, Reclassification Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets to another Person or other transaction which is effected in such a manner that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions to ensure that each of the holders of each share of the Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Preferred Stock immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions to ensure that the provisions of this
Section 2.6 hereof shall thereafter be applicable to the Preferred Stock. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation (if other than the Corporation) resulting from consolidation or merger or the corporation purchasing such assets assumes by written instrument the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

(f) Notices. (1) Immediately upon any adjustment of the number of shares issuable upon conversion of the Preferred Stock, the Corporation shall give written notice thereof to all holders of the Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

(2) The Corporation shall give written notice to all holders of the Preferred Stock at least 10 days prior to the date on which the Corporation closes its books or takes a record of determining rights to receive any dividends or distributions. The Corporation shall also give written notice to the holders of the Preferred Stock at least 30 days prior to the date on which Organic Change shall occur.

Section 2.7. Registration of Transfer. The Corporation shall keep a register for the registration of the record holders of the Preferred Stock. Upon the surrender of any certificate representing any shares of Preferred Stock, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense, provided that the holder will be responsible for any transfer taxes if the certificate is register in a new name) a new certificate or certificates in exchange therefore representing in the aggregate the number of shares of the Preferred Stock, as applicable, represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of the Preferred Stock, as applicable, as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Preferred Stock represented by the surrendered certificate.

Section 2.8. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder and an undertaking of indemnity from a creditworthy indemnitor shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of the Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such series represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

Section 2.9. Amendment and Waiver. No amendment, modification or waiver shall be binding or effective with respect to any provision of Section 2.1 through
Section 2.10 of these Articles of Incorporation without the prior written consent of a Majority in Interest of each of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock outstanding at the time such action is taken.

Section 2.10. Notices. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier or telecopy service, charges prepaid, and shall be deemed to have been given when so mailed or sent (a) to the Corporation, at its principal executive offices and (b) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

Section 3. Additional Preferred Stock. This Section 3 sets forth the designation, preferences, limitations and relative rights of a series of Preferred Stock of the corporation as determined by the board of directors of the corporation pursuant to its authority under Oregon Revised Statutes 60.134 and Section 2 of Article IV of these Articles of Incorporation.

Section 3.1. Designation and Amount. The shares of such series shall be designated as "Series R Participating Preferred Stock" and the number of shares constituting such series shall be 125,000.

Section 3.2. Dividends and Distributions (a) The holders of shares of Series R Participating Preferred Stock shall be entitled to receive, when and as declared by the board of directors, out of funds legally available for the purpose, dividends in an amount per share equal to 1,000 (the "Adjustment Number") multiplied by the aggregate per share amount of all cash dividends, and the Adjustment Number multiplied by the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in Common Stock or a subdivision of the outstanding Common Stock (by reclassification or otherwise), declared on the Common Stock, without par value, of the corporation (the "Common Stock") after the first issuance of any share or fraction of a share of Series R Participating Preferred Stock.

(b) The corporation shall declare a dividend or distribution on the Series R Participating Preferred Stock as provided in subparagraph 3.2(a) at the same time that it declares a dividend or distribution on the Common Stock (other than a dividend payable in Common Stock).

(c) Dividends shall not be cumulative. Unpaid dividends shall not bear interest. Dividends paid on the shares of Series R Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

Section 3.3. Voting Rights. The holders of Series R Participating Preferred Stock shall have the following voting rights: (a) Each share of Series R Participating Preferred Stock shall entitle the holder thereof to the number of votes equal to the Adjustment Number then in effect on all matters submitted to a vote of the shareholders of the corporation.

(b) Except as otherwise provided herein or by law, the holders of Series R Participating Preferred Stock and the holders of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the corporation.

Section 3.4. Certain Restrictions (a) Whenever dividends or distributions payable on the Series R Participating Preferred Stock as provided in Section 3.2 have not been declared or paid for any fiscal year, until all such dividends and distributions for such fiscal year on Series R Participating Preferred Stock outstanding shall have been declared and paid in full, the corporation shall not in such fiscal year

(i) declare or pay dividends on or make any other distributions on any shares of stock ranking junior or on a parity (either as to dividends or upon liquidation, dissolution or winding up) to the Series R Participating Preferred Stock except dividends paid ratably on the Series R Participating Preferred Stock and all such parity stock on which dividends are payable in proportion to the total amounts to which the holders of all such shares are then entitled and dividends or distributions payable in Common Stock;

(ii) purchase or otherwise acquire for consideration any shares of Series R Participating Preferred Stock or any shares of stock ranking on a parity with the Series R Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the board of directors) to all holders of such shares upon such terms as the board of directors, after consideration of the respective dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b) The corporation shall not permit any subsidiary of the corporation to purchase or otherwise acquire for consideration any shares of stock of the corporation unless the corporation could, under subparagraph 3.4 (a), purchase or otherwise acquire such shares at such time and in such manner.

Section 3.5 Restriction on Issuance of Stock; Reacquired Stock. The corporation shall not issue any shares of Series R Participating Preferred Stock except upon exercise of rights (the "Rights") issued pursuant to the Rights Agreement dated as of June 25, 2002, between the corporation and American Stock Transfer & Trust Company (the "Rights Agreement"), a copy of which is on file with the secretary of the corporation at its principal executive office and shall be made available to shareholders of record without charge upon written request. Any shares of Series R Participating Preferred Stock purchased or otherwise acquired by the corporation in any manner whatsoever may be restored to the status of authorized but unissued shares after the acquisition thereof. All such shares shall upon any such restoration become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by the board of directors, subject to the conditions and restrictions on issuance set forth herein.

Section 3.6 Liquidation, Dissolution or Winding Up (a) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series R Participating Preferred Stock unless, prior thereto, the holders of shares of Series R Participating Preferred Stock shall have received the Adjustment Number multiplied by the per share amount to be distributed to holders of Common Stock, plus an amount equal to declared and unpaid dividends and distributions thereon to the date of such payment (the "Series R Liquidation Preference"). Following the payment of the full amount of the Series R Liquidation Preference, no additional distributions shall be made to the holders of shares of Series R Participating Preferred Stock.

(b) In the event that there are not sufficient assets available to permit payment in full of the Series R Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank senior to or on a parity with the Series R Participating Preferred Stock, then assets shall be distributed first to holders of any series of Preferred Stock ranking senior to the Series R Participating Preferred Stock to the extent of their liquidation preferences and such remaining assets shall be distributed ratably to the holders of Series R Participating Preferred Stock and such parity shares in proportion to their respective liquidation preferences.

Section 3.7 Consolidation, Merger, etc. In case the corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series R Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Adjustment Number multiplied by the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

Section 3.8 Anti-Dilution, Adjustments to Adjustment Number. In the event the corporation shall at any time after July 19, 2002 (the "Rights Declaration Date") (a) declare any dividend on Common Stock payable in shares of Common Stock, (b) subdivide the outstanding shares of Common Stock, or (c) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the Adjustment Number for all purpose of this Section 3 of Article IV shall be adjusted by multiplying the Adjustment Number then in effect by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event the corporation shall at any time after the Rights Declaration Date, fix a record date for the issuance of rights, options or warrants to all holders of Common Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Stock or securities convertible into Common Stock at a price per share of Common Stock (or having a conversion price per share, if a security convertible into Common Stock) less than the then Current Per Share Market Price (as defined in Section 11(d) of the Rights Agreement) of the Common Stock on such record date, then in each such case the Adjustment Number for all purposes of this
Section 3 of Article IV shall be adjusted by multiplying the Adjustment Number then in effect by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible) and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Per Share Market Price (as defined in Section 11(d) of the Rights Agreement). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the board of directors. Shares of Common Stock owned by or held for the account of the corporation shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. In the event that such rights, options or warrants are not so issued, the Adjustment Number shall be readjusted as if such record date had not been fixed; and to the extent such rights, options or warrants are issued but not exercised prior to their expiration, the Adjustment Number shall be readjusted to be the number which would have resulted from the adjustment provided for in this paragraph 3.8 if only the rights, options or warrants that were exercised had been issued.

Section 3.9 No Redemption. Shares of the Series R Participating Preferred Stock shall not be redeemable at the option of the corporation or any holder thereof. Notwithstanding the foregoing sentence, the corporation may acquire Series R Participating Preferred Stock in any other manner permitted by law.

Section 3.10 Amendment. Subsequent to the Distribution Date (as defined in the Rights Agreement) these articles of incorporation shall not be further amended in any manner which would materially alter or change the preferences, limitations and relative rights of the Series R Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series R Participating Preferred Stock, voting separately as a class.

Section 3.11 Fractional Shares. Shares of Series R Participating Preferred Stock may be issued in fractions of a share in integral multiples of one one-thousandth of a share, which shall entitle the holder, in proportion to such holders' fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series R Participating Preferred Stock.

                                    ARTICLE V

                                Preemptive Rights

The owners of shares of stock of the Corporation shall not have preemptive rights to subscribe for or purchase any part of new or additional issues of stock, or securities convertible into stock, of any class whatsoever, whether now or hereafter authorized, and whether issued for cash, property, services, by way of dividends, or otherwise.

                                   ARTICLE VI

                               Cumulative Voting

Each shareholder entitled to vote at any election for directors shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for those election he has a right to vote, and no shareholder shall be entitled to cumulate his votes.

                                   ARTICLE VII

                       Limitation of Directors' Liability

A director shall have no liability to the Corporation or its shareholders for monetary damages for conduct as a director, except for (a) any breach of the director's duty of loyalty to the Corporation or its shareholders; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law by the director; (c) conduct violating ORS 60.367; or (d) any transaction from which the director derives an improper personal benefit. If the Oregon Business Corporation Act is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the full extent permitted by the Oregon Business Corporation Act as so amended. Any repeal or modification of this Article shall not adversely affect any right or protection of a director that exists at the time of such repeal or modification and that extends to an act or omission of such director occurring prior to such repeal or modification.

                                  ARTICLE VIII

                          Bylaws; Amendment of Articles


Section 1. Bylaws. The board of directors shall have full power to adopt, alter, amend or repeal the Bylaws or adopt new Bylaws. Nothing herein shall deny the concurrent power of the shareholders to adopt, alter, amend or repeal the Bylaws.

Section 2. Amendment of Articles. The Corporation reserves the right to amend, alter, change or repeal any provisions contained in its Articles of Incorporation in any manner now or hereafter prescribed or permitted by statute. All rights of shareholders of the Corporation are granted subject to this reservation.


                                   ARTICLE IX

                                    Directors

Section 1. Number of Directors. The Board of Directors shall consist of not less than six nor more than eleven, the exact number to be set as provided herein. Until increased or decreased as provided herein, the Board of Directors shall consist of eight members. The Board of Directors is authorized to increase or decrease the size of the Board of Directors (within the range specified above) at any time by the affirmative vote of two-thirds of the directors then in office. Without the unanimous consent of the directors then in office, no more than two additional directors shall be added to the Board of Directors in any 12-month period. Without the unanimous approval of the directors then in office, no person who is affiliated as an owner, director, officer, employee or consultant of a company or business deemed by the Board of Directors to be competitive with that of the Corporation shall be eligible to serve of the Board of Directors of the Corporation.

Section 2. Classified Board. The Board shall be divided into three classes:
Class I Directors, Class II Directors and Class III Directors. Each such class of directors shall be nearly equal in number of directors as possible. Each director shall serve for a term ending at the third annual shareholders' meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected as Class I Directors shall serve for a term ending at the annual meeting to be held in the year following the first election of directors by classes, the directors first elected as Class II Directors shall serve for a term ending at the annual meeting to be held in the second year following the first election of directors by classes and the directors first elected as Class III directors shall serve for a term ending at the annual meeting to be held in the third year following the first election of directors by classes. Notwithstanding the foregoing, each director shall serve until his or her successor shall have been elected and qualified or until his or her earlier death, resignation or removal.

At each annual election, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board shall designate one or more directorships whose term then expire as directorships of another class in order more nearly to achieve equality in the number of directors among the classes. When the Board fills a vacancy resulting from the death, resignation or removal of a director, the director chosen to fill that vacancy shall be of the same class as the director he or she succeeds, unless, by reason of any previous changes in the authorized number of directors, the Board shall designate the vacant directorship as a directorship of another class in order more nearly to achieve equality in the number of directors among the classes. The terms of any director elected by the Board to fill a vacancy will expire at the next shareholders meeting at which directors are elected, despite the class such director has been elected to fill.

Notwithstanding the rule that the three classes shall be as nearly equal in number of directors as possible, upon any change in the authorized number of directors, each director then continuing to serve as such will nevertheless continue as a director of the class of which he or she is a member, until the expiration of his or her current term or his or her earlier death, resignation or removal.

Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 3. Removal of Directors. Directors may be removed only for cause. For purposes of this Amendment, "cause" shall mean that the director has: (i) committed an act of fraud or embezzlement against the Corporation; (ii) been convicted of, or plead nolo contendre to a crime involving moral turpitude;
(iii) failed to perform the director's duties as a director and such failure constitutes a breach of the director's duty of loyalty to the Corporation or provides an improper personal benefit to the director.

                                    ARTICLE X

                     Shareholder Approval Of Certain Events

Notwithstanding any provision of Articles of Incorporation, as amended, or Bylaws of the Corporation, and notwithstanding the fact that some lesser percentage may be allowed by law, any amendment, change or repeal of Articles IX or X, or any other amendment of the Articles of Incorporation, as amended, which would have the effect of modifying or permitting circumvention of the provisions of Articles IX or X, shall require the following shareholder votes: (i) the affirmative votes of 75 percent of all outstanding shares of the Corporation entitled to vote on the matter, voting together as a single class; and (ii) if any shares of the Corporation are entitled to vote on the matter as a separate group, the affirmative vote of 75 percent of such shares, voting separately.

                                ----------------

                                 AUGUST 8, 2002


                                PORTLAND, OREGON

                                ----------------

                                 (BIOJECT LOGO)


                        BIOJECT MEDICAL TECHNOLOGIES INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                               SEPTEMBER 19, 2002

This Proxy is Solicited on Behalf of the Board of Directors.

James C. O'Shea and John Gandolfo and each of them, as proxies, with full power of substitution in each of them, are hereby authorized to represent and to vote, as designated on the reverse of this proxy card, on all proposals and in the discretion of the proxies on such other matters as may properly come before the annual meeting of shareholders of Bioject Medical Technologies Inc. to be held on September 19, 2002 or any adjournment(s), postponement(s), or other delay(s) thereof (the "Meeting"), all shares of stock of Bioject Medical Technologies Inc. (the "Company") to which the undersigned is entitled to vote at the Meeting. Receipt of the Notice of Meeting and Proxy Statement is hereby acknowledged by the undersigned.


                         (To be Signed on Reverse Side)

[REVERSE]

      PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE.

                         ANNUAL MEETING OF SHAREHOLDERS
                        BIOJECT MEDICAL TECHNOLOGIES INC.

                               SEPTEMBER 19, 2002

Please Detach and Mail in the Envelope Provided


[X]     Please mark your votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE NOMINEES LISTED BELOW AND "FOR" PROPOSAL #2.

1. Election of the following nominee(s) as directors to serve in such capacities until their successors are duly elected and qualified.

        [ ] FOR ALL (Except as marked          [ ] WITHHELD FOR ALL
            to the contrary below)

Nominees:   Edward L. Flynn
            William A. Gouveia


* Authority to vote for any nominee(s) may be withheld by lining through the name(s) of any such nominee(s).

2.      To approve the Company's 2002 Restated Articles of Incorporation.

        [ ] For                    [ ] Against                 [ ] Abstain

3. To transact such other business as may properly come before the Meeting or any adjournments thereof.

UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES AND "FOR" PROPOSAL TWO AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE SIGN, DATE, AND MAIL YOUR PROXY TODAY.

SIGNATURE: ______________________________________  DATE: ______________________

SIGNATURE: ______________________________________  DATE: ______________________
           (SIGNATURE, IF HELD JOINTLY)

NOTE: _________________________________________________________________________
      Capacity (Title of Authority, i.e., Executor, Trustee)